(LOGO) Provident Bank
One East Fourth Street
Cincinnati, Ohio 45202
Phone: (513) 579-2000

Officer's Certificate
Annual Statement as to Compliance

May 1,2000

Attn: Delena Williams-Pratt
Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
Mortgage Markets Group
11000 Broken Land Parkway
Columbia, MD 21044


Re:      The Provident Bank Home Equity Loan Asset-Backed Certificates, Series,
         1999-3
The Provident Bank Revolving Home Equity Loan Asset-Backed Certificates, Series 1999-A


Pursuant  to  Section  3.10  of  the  above-referenced   Pooling  and  Servicing
Agreements, the undersigned as an Officer of The Provident Bank as Master Servicer, hereby certifies that


(i)   to the best of my knowledge, the Master Servicer has fully complied in all
      material   respects  with  the  provisions  of  Articles  III  and  V,  if applicable,

(ii) a review of the activities of the Master Servicer during the applicable periods of the 1999 fiscal year and of its performance under said Agreements have been made under such officer's supervision and

(iii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under the Agreements throughout such fiscal year.


THE PROVIDENT BANK, AS MASTER SERVICER

By: Steven L. Weber
Title: VP


Member FDIC
Equal Housing Lender